UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iSTAR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	61-1542253
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 39th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant	American Stock Exchange

Shares of Common Stock included as part of the Units	American Stock Exchange

Warrants included as part of the Units	American Stock Exchange

Shares of Common Stock underlying the Warrants included in the Units	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐

Securities Act registration statement file number to which this form relates:  333-147305

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of iStar Acquisition Corp. (the “Registrant”).  The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Company’s prospectus forming part of its registration statement on Form S-1 (File No. 333-147305), originally filed with the Securities and Exchange Commission on November 13, 2007, as thereafter amended and supplemented (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

EXHIBIT NO.	DESCRIPTION
3.1	Form of Amended and Restated Certificate of Incorporation.**
3.2	By-Laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate—Initial Warrants.*
4.3.1	Specimen Warrant Certificate—Public Warrants.*
4.3.2	Specimen Warrant Certificate—Private and Co-Investment Warrants.*
10.1	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.**
10.12	Form of Registration Rights Agreement between the Registrant and each of the existing holders.**

*	Incorporated by reference to the exhibit of the same number filed with Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-147305).

**	Incorporated by reference to the exhibit of the same number filed with Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-147305).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 2008	iSTAR ACQUISITION CORP.

	By:	/s/ Jay Nydick
		Name:	Jay Nydick
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Form of Amended and Restated Certificate of Incorporation.**
3.2	By-Laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate—Initial Warrants.*
4.3.1	Specimen Warrant Certificate—Public Warrants.*
4.3.2	Specimen Warrant Certificate—Private and Co-Investment Warrants.*
10.1	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.**
10.12	Form of Registration Rights Agreement between the Registrant and each of the existing holders.**

*	Incorporated by reference to the exhibit of the same number filed with Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-147305).

**	Incorporated by reference to the exhibit of the same number filed with Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-147305).